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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 14, 2002, included in this Annual Report on Form 10-K, into the Company's previously filed registration statements on Form S-3 (File No. 333-75714) and on Form S-8 (File No. 333-42165, File No. 333-70043, File No.
333-80399, File No. 333-75784 and File No. 333-75754).

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
March 20, 2002